Exhibit 99.1

MEDIA RELEASE

ADVANCED POWER TECHNOLOGY UPDATES THIRD QUARTER 2004 OUTLOOK AND PROVIDES FOURTH QUARTER 2004 REVENUE GUIDANCE

Bend, Oregon, October 4, 2004 – Advanced Power Technology, Inc. (NASDAQ: APTI), a leading supplier of high performance power semiconductors used in the conditioning and control of electrical power for both switching and RF applications, today updated its revenue outlook for the third quarter ending September 30, 2004 and provided revenue guidance for the fourth quarter ending December 31, 2004.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after October 4, 2004.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release.  The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Revenues for the third quarter ending September 30, 2004 are expected to be approximately $18.7 million, a sequential increase of approximately 3 percent and within the $18.4 to $19.2 million range previously given by the Company on July 22, 2004.

Revenues for the fourth quarter ending December 31, 2004 are expected to be in the range of $15.8 to $16.8 million, an increase of approximately 24 to 32 percent over the year ago quarter and a sequential decrease of approximately 10 to 15 percent.  The Company has not previously provided revenue guidance for the fourth quarter of 2004.

Patrick Sireta, Chief Executive Officer, commented, “During the third quarter we experienced a weakening of demand from some of our customers in the semiconductor capital equipment market, consistent with their recent public announcements and lowered revenue guidance.  This, combined with a softening of demand from customers in the communications and data processing market caused the short term portion of our backlog, shippable in the next three months to decrease from $17.1 million at the end of the second quarter to approximately $14.8 million at the end of the third quarter and is expected to result in sequentially declining fourth quarter 2004 revenues. The demand from our customers in the military and aerospace market and the industrial and medical market remain solid,” concluded Mr. Sireta.

Conference Call

Management plans to release third quarter 2004 financial results and its fourth quarter 2004 outlook after market close on Thursday, October 21, 2004, and to host a conference call afterward at 5:00 p.m. (Eastern Time).  A web cast of the call will be available at www.advancedpower.com.

About Advanced Power Technology

With operations in Bend, Oregon, Santa Clara, California, Montgomeryville, Pennsylvania and Bordeaux France, APT is a leading supplier of power semiconductors for RF, Microwave, Linear, and Switchmode Applications. For additional information on Advanced Power Technology, visit its website at www.advancedpower.com.

Safe Harbor Statement

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  APT cautions that such statements, including those related to the Company’s third quarter financial projections, are subject to a number of uncertainties, and actual results may differ materially.  Factors that could affect the Company’s actual results include the ability of subcontractors to meet their delivery commitments; unfavorable changes in industry and competitive conditions; the Company’s mix of product shipments; the accuracy of customers forecasts; the effectiveness of the Company’s efforts to control and reduce costs; and other uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission including Form 10-K filed on March 10, 2004.  The Company assumes no obligation to update the information in this release.

Company Contact:

Greg M. Haugen

Vice President, Finance and

Administration and CFO

Tel:  (541) 382-8028

Fax:  (541) 389-1241

E-Mail:           gregh@advancedpower.com